Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-186497) and the Registration Statements on Form S-8 (Nos. 333-108162, 333-118976, 333-118977, 333-124964, 333-143203, 333-143204, 333-158922, 333-177825, 333-191878, and 333-205728) of Noble Energy, Inc., of our report dated February 23, 2015, relating to the financial statements, and the effectiveness of internal control over financial reporting of Rosetta Resource Inc. ("Rosetta") which appears in Rosetta's Annual Report on Form-10 K for the year ended December 31, 2014, which has been incorporated by reference into the Current Report on Form 8-K filed by Noble Energy Inc., on July 21, 2015, as amended by Amendment No. 1 on Form 8-K/A filed by Noble Energy Inc., on August 7, 2015, as further amended by Amendment No. 2 on Form 8-K/A of Noble Energy Inc., dated August 31, 2015.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
August 31, 2015